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                                                                     EXHIBIT 4.3

                           PUBLIX SUPER MARKETS, INC.
                               401(k) SMART TRUST
                                    NUMBER 2
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                           PUBLIX SUPER MARKETS, INC.
                               401(k) SMART TRUST
                                    NUMBER 2


                               TABLE OF CONTENTS


ARTICLE       TITLE                                                 PAGE
- -------       -----                                                 ----

  I           Definitions . . . . . . . . . . . . . . . . . . . . .   2

  II          Name of the Trust . . . . . . . . . . . . . . . . . .   4

  III         Establishment of the Publix Stock Trust Fund  . . . .   4

  IV          Trust Administration  . . . . . . . . . . . . . . . .   5

  V           Investment of the Publix Stock Trust Fund . . . . . .   7

  VI          Investment Managers . . . . . . . . . . . . . . . . .  10

  VII         Expenses of Administration of the Plan and the
              Publix Stock Trust Fund . . . . . . . . . . . . . . .  10

  VIII        Amendment and Termination . . . . . . . . . . . . . .  11

  IX          Acceptance of Trust . . . . . . . . . . . . . . . . .  12

  X           Miscellaneous . . . . . . . . . . . . . . . . . . . .  12
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                           PUBLIX SUPER MARKETS, INC.
                               401(k) SMART TRUST
                                    NUMBER 2


         THIS AGREEMENT AND DECLARATION OF TRUST (the "Agreement") is made and entered into this ____ day of October, 1994, but is effective for all purposes as of January 1, 1995, by and between PUBLIX SUPER MARKETS, INC. (the "Company") and TINA P. JOHNSON (the "Trustee").


                              W I T N E S S E T H:


         WHEREAS, the Company has adopted the Publix Super Markets, Inc. 401(k) SMART Plan (hereinafter referred to as the "Plan"), effective as of January 1, 1995, for the purpose of providing retirement and related benefits to eligible employees of the Company and their beneficiaries; and

         WHEREAS, the Company will enter into an agreement (hereinafter referred to as the "Service Agreement") for the services and products offered by Metropolitan Life Insurance Company (hereinafter sometimes referred to as "MetLife"), which services and products are referred to by Metropolitan Life Insurance Company as the MetLife Savings Plan Program; and

         WHEREAS, the Plan provides for the establishment and maintenance of the Publix Super Markets, Inc. 401(k) SMART Trust Number 1 (hereinafter referred to as "Trust Number 1") to which contributions are to be made by the Company to be held by the trustee of Trust Number 1 and to be managed, invested and reinvested, to the extent provided in the Plan, in and among the various investment options offered under the MetLife Savings Plan Program as set forth in the Service Agreement, for the exclusive benefit of the Plan participants and their beneficiaries; and

         WHEREAS, the Plan further provides for the establishment and maintenance of the Publix Super Markets, Inc. 401(k) SMART Trust Number 2 (hereinafter sometimes referred to as the "Trust," "Trust Number 2" and the "Publix Stock Trust Fund," and the terms of which are sometimes referred to as this "Trust Agreement") to which contributions are to be made by the Company to be held by the trustee of Trust Number 2 and to be managed, invested and reinvested, to the extent provided in the Plan, in a company stock fund, for the exclusive benefit of the Plan participants and their beneficiaries; and

         WHEREAS, the Plan, this Trust and Trust Number 1 are intended to meet the applicable requirements of Sections 401(a) and 501(a) of the Internal Revenue Code (hereinafter referred to as the "Code"); and
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         WHEREAS, the Company desires to appoint Tina P. Johnson as Trustee of the Trust; and

         WHEREAS, the officers of the Company have been authorized and directed by the Board of Directors of the Company to enter into this Trust Agreement.

         NOW, THEREFORE, the Company hereby appoints Tina P. Johnson as the "Trustee" of the Publix Super Markets, Inc. 401(k) SMART Trust Number 2, and the Company and the Trustee hereby enter into this Trust Agreement, as follows.

                                   ARTICLE I

                                  DEFINITIONS

         As used in this Agreement, the following terms shall have the meaning hereinafter set out:

         1.1 "ACCOUNT" or "ACCOUNTS" shall mean a Participant's Savings Contribution Account, Matching Contribution Account, and/or such other accounts as may be established by the Plan Administrator pursuant to section 7.2 of the Plan. A Participant's Matching Contribution Account, and any portion of his Savings Contribution Account invested in the Publix Stock Fund, may include an Employer Securities Account and an Other Investments Account, as set forth in the Plan.

         1.2     "ADMINISTRATOR" shall mean the Plan Administrator.

         1.3 "AFFILIATE" shall mean, with respect to an Employer, any corporation other than such Employer that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Employer is a member; all other trades or businesses (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with such Employer; any service organization other than such Employer that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which such Employer is a member; any other organization that is required to be aggregated with such Employer under Section 414(o) of the Code.

         1.4 "BOARD OF DIRECTORS" and "BOARD" shall mean the board of directors (or an executive committee of the board of directors) of the Company or, when required by the context, the board of directors of an Employer other than the Company.

         1.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.


                                       2.
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         1.6     "COMPANY" shall mean Publix Super Markets, Inc., and its
successors.

         1.7 "EMPLOYER SECURITIES ACCOUNT" shall mean an account established pursuant to section 7.2 of the Plan with respect to Employer Contributions invested in Employer Securities, and adjustments thereto.

         1.8     "EFFECTIVE DATE" of this Agreement shall mean January 1, 1995.

         1.9 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. Reference to a specific section of ERISA shall include a reference to any successor provision.

         1.10 "EMPLOYER" shall mean the Company, as well as any subsidiary, related corporation, or other entity that adopts the Plan with the consent of the Company.

         1.11 "EMPLOYER SECURITIES" shall mean common stock, any other type of stock or any marketable obligation (as defined in Section 407(e) of ERISA) issued by the Company or any Affiliate of the Company.

         1.12 "INVESTMENT MANAGER" shall mean the individual, individuals, partnership, corporation or other entity, if any, appointed by the Trustee to manage all or any portion of the assets of the Plan. Any Investment Manager shall be (1) registered as an investment advisor under the Investment Advisors Act of 1940; (2) a bank as defined in such Act; or (3) an insurance company qualified to perform the services of an investment manager under the laws of more than one state.

         1.13 "MATCHING CONTRIBUTION ACCOUNT" shall mean an account established pursuant to section 7.2 of the Plan with respect to contributions to this Plan on behalf of a Participant by an Employer pursuant to section 6.2 of the Plan.

         1.14    "METLIFE" shall mean Metropolitan Life Insurance Company.

         1.15 "OTHER INVESTMENTS ACCOUNT" shall mean an account established pursuant to section 7.2 of the Plan with respect to Employer contributions invested in assets other than Employer Securities and adjustments thereto.

         1.16 "PARTICIPANT" shall mean any eligible employee of an Employer who has become a Participant under the Plan and shall include any former employee of an Employer who became a Participant under the Plan and who still has a balance in an Account under the Plan.


                                       3.
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         1.17    "PLAN" shall mean the Publix Super Markets, Inc. 401(k) SMART
Plan, as it may be in effect from time to time.

         1.18    "PLAN ADMINISTRATOR" shall mean the Company.

         1.19    "PLAN YEAR" shall mean the 12-month period ending on December
31.

         1.20 "PUBLIX STOCK TRUST FUND" shall mean the trust fund established under this Agreement.

         1.21 "SAVINGS CONTRIBUTION ACCOUNT" shall mean an account established pursuant to section 7.2 of the Plan with respect to contributions made under salary reduction arrangements pursuant to section 6.1 of the Plan.

         1.22 "SERVICE AGREEMENT" shall mean the agreement entered into between the Company and Metropolitan Life Insurance Company, simultaneous with the adoption of Trust Number 1, for the services and products offered by MetLife in connection with MetLife's service as an agent for the Plan Administrator.

         1.23 "TRUST" shall mean the Publix Super Markets, Inc. 401(k) SMART Trust Number 2, established by the Company as herein set forth.

         1.24 "TRUSTEE" shall mean the individual, individuals or corporation designated as trustee under this Agreement, or any amendment hereof.

         1.25 "TRUST NUMBER 1" shall mean the Publix Super Markets, Inc. 401(k) SMART Trust Number 1, established by the Company as separately set forth and as required by the terms of the Plan.


                                   ARTICLE II

                               NAME OF THE TRUST

         The trust established in accordance with the terms hereof shall be known as the "PUBLIX SUPER MARKETS, INC. 401(k) SMART TRUST NUMBER 2."


                                  ARTICLE III

                  ESTABLISHMENT OF THE PUBLIX STOCK TRUST FUND

         The Company hereby establishes with the Trustee, pursuant to the Plan, a trust that shall be comprised of the amounts described in Schedule A attached hereto and contributed by the Company on the date set forth in Schedule A, hereby delivered to the Trustee, together with such other sums of money and property as shall from


                                       4.
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time to time be paid or delivered to the Trustee, the earnings and profits thereon and any assets into which such funds are converted. The Publix Stock Trust Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions hereof. Except as otherwise permitted by law, in no event shall any part of the principal or income of the Publix Stock Trust Fund be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their beneficiaries.


                                   ARTICLE IV

                              TRUST ADMINISTRATION

         4.1 RECEIPT OF CONTRIBUTIONS AND MERGED ASSETS. The Trustee shall receive from each Employer the payments made, in cash or Employer Securities, as its contributions under the Plan and shall perform such duties as are specified under the Plan and in this Agreement. However, the Trustee shall have no right or duty to inquire into the amount of any contribution made by an Employer or the method used in determining the amount of any such contribution, or to collect the same, but the Trustee shall be accountable only for funds actually received by it.

         4.2 PLAN ADMINISTRATOR'S DIRECTIONS. When directed by the Plan Administrator, the Trustee shall make transfers, payments, distributions, and deliveries to or for the account of Participants or their beneficiaries.

         4.3     AUTHORIZED ACTIONS.  The Trustee is authorized to:

                 (a) borrow money and pledge any Trust property for the payment of any such loan;

                 (b) settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from this Trust, commence or defend suits or legal or administrative proceedings and represent the Trust in all suits and legal and administrative proceedings;

                 (c) employ suitable Investment Managers, agents and counsel (who may be counsel for an Employer), and pay their reasonable expenses and compensation; and

                 (d) make, execute and deliver as Trustee, with provisions for no individual responsibility, all instruments in writing necessary or appropriate for the exercise of any of its powers of administration; provided, that as a matter of convenience, when the Trustee is two or more persons, any one of such persons may exercise the powers contained in this section 4.3 without the necessity of the other person or persons joining therein.


                                       5.
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         4.4     DISTRIBUTIONS.  In making transfers, payments, distributions and deliveries to, or for the benefit of, the respective Participants, the Trustee shall rely entirely on the directions of the Plan Administrator, and, to the extent permitted by law, the Administrator shall be solely responsible for such directions. The Trustee shall have no dealings with the beneficiaries under this Agreement except under the direction of the Plan Administrator to make payment to them. If and when the Trustee is a corporation, all directions, papers and communications addressed to it or intended to be filed with it shall be delivered at its principal office.

         4.5 RECORDS AND ACCOUNTS. The Trustee shall keep accurate and detailed accounts on all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating to this Trust shall be open to inspection and audit at all reasonable times by any person designated by the Plan Administrator.

         4.6     RESIGNATION AND REMOVAL.

                 (a) The Company may at any time remove any Trustee acting hereunder by providing written notice to such Trustee, which removal shall take effect on the date therein specified; and any Trustee acting hereunder may at any time resign by providing the Company and the Plan Administrator with a written resignation, which resignation shall take effect on the date therein specified, but not less than thirty (30) days from the date of the giving of such notice unless the Plan Administrator shall agree to an earlier date. The Company may appoint a corporation or an individual or individuals to be successor Trustee hereunder in the place of any removed or resigned Trustee.
         Any notice required or permitted by this section 4.6(a) shall be deemed given upon the mailing thereof to the appropriate person by certified or registered U.S. mail, return receipt requested, in a properly addressed envelope, postage prepaid.

                 (b) After receiving notice of removal or after the effective date of resignation, the removed or resigning Trustee shall transfer, pay over and deliver the Publix Stock Trust Fund to the successor Trustee, or if no successor Trustee be appointed within thirty (30) days from the Trustee's receipt of notice of removal or within thirty (30) days from the effective date of the Trustee's resignation, as the case may be, the removed or resigning Trustee shall, upon the expiration of such 30-day period, transfer, pay over and deliver the Publix Stock Trust Fund to the Plan Administrator, without any responsibility upon the removed or resigning Trustee for any misapplication or to see to the further application or disposition of the Publix Stock Trust Fund by any successor Trustee or the Plan Administrator, as the case may be. Notwithstanding any such transfer, payment and delivery of the Publix Stock Trust Fund to any successor Trustee or to the Administrator, as the case may be, the removed or resigning Trustee may have its entire account judicially settled and it shall be entitled


                                       6.

         to the payment out of the Publix Stock Trust Fund of any compensation due to it up to the time of removal or resignation and of any expenses or other disbursements, whether theretofore or thereafter arising, for which the removed or resigning Trustee would be entitled to reimbursement if the Publix Stock Trust Fund had not been so transferred, paid over and delivered.

         4.7     PERIODIC ACCOUNTING.

                 (a) Within ninety (90) days after the end of each Plan Year, and within sixty (60) days after removal or resignation, the Trustee shall value the Publix Stock Trust Fund and furnish the Plan Administrator with a verified accounting of the Publix Stock Trust Fund for such Plan Year, or for the portion thereof ending with the date of such removal or resignation, which accounting shall include a record of receipts and disbursements, changes in investments and realized appreciation and depreciation for such year or period, and a statement of assets (showing both book value and fair market value) and liabilities on hand as of the end of such year or period.

                 (b) Except as otherwise permitted by law, all rights of every Participant and every beneficiary of a Participant under the Plan or this Agreement with relation to the Publix Stock Trust Fund or that may arise against or affect the Trustee shall be enforced exclusively by the Administrator. The Administrator is hereby given the express power and authority to enforce all such rights as a representative of every Participant and beneficiary under the Plan.
         In any action or proceeding with relation to the Publix Stock Trust Fund or brought by or against the Trustee, the Plan Administrator shall be deemed to represent every interested Participant and beneficiary.


                                   ARTICLE V

                   INVESTMENT OF THE PUBLIX STOCK TRUST FUND

         5.1     INVESTMENT IN EMPLOYER SECURITIES.

                 (a) The Publix Stock Trust Fund is designed to invest each Participant's Matching Contribution Account (and, at the election of the Participant, his Savings Contribution Account) primarily in, and hold, Employer Securities, as provided in the Plan, for the benefit of the Participants and their beneficiaries. Accordingly, the Trustee may invest all of the assets of the Publix Stock Trust Fund in Employer Securities.

                 (b) Employer Securities may be purchased or otherwise acquired from any source, including any party that might be a party in interest (within the meaning of Section 3(14) of


                                       7.

         ERISA) or a disqualified person (within the meaning of Section 4975(e)
         (2) of the Code); provided, however, that if Employer Securities are purchased or acquired from such a party in interest or disqualified person, the Trustee shall neither pay more than adequate consideration (within the meaning of Section 3(18) of ERISA), nor shall pay any commission to any person in connection with such acquisition.

                 (c) As required by the terms of Appendix E of the Service Agreement and as directed by the Plan Administrator (or by MetLife as its agent), the Trustee shall from time to time transfer cash to and from Trust Number 1 in connection with purchases and sales of units of Employer Securities.

         5.2     INVESTMENT IN OTHER ASSETS.

                 (a) The Plan Administrator, at its discretion, may establish in writing a funding policy and method for the Plan and this Trust, if it determines that the Trustee should invest a substantial portion of the Trust assets in investments other than Employer Securities. Any such funding policy shall be reviewed at least once each year. All actions taken with respect to such funding policy and the reasons therefor shall be recorded in writing by the Plan Administrator.

                 (b) The responsibility for all investments in assets other than Employer Securities held as part of the Publix Stock Trust Fund shall be that of the Trustee, unless one or more Investment Managers have been appointed, in which event the responsibility for such investments shall be allocated between the Trustee and the Investment Managers in accordance with the written direction of the Trustee and the Trustee and each Investment Manager shall have no responsibility for each other's investment decisions.

                 (c) Investment decisions made by any Investment Manager shall be communicated to the Trustee, and shall be carried out forthwith either by the Investment Manager or its agent or by the Trustee acting upon the direction of the Investment Manager.

         5.3 POWERS. To the extent that it is not inconsistent with the investment of the assets of the Publix Stock Trust Fund primarily in Employer Securities and the provisions of sections 5.1 and 5.2, in carrying out their duties hereunder, each Investment Manager, if any, (with respect to making and carrying out its investment decisions) and the Trustee (with respect to carrying out the decisions of an Investment Manager or, to the extent there is none, with respect to making and carrying out investment decisions) are authorized and empowered to:


                                       8.

                 (a) sell, redeem or otherwise realize the value of any assets of the Publix Stock Trust Fund;

                 (b) invest and reinvest all or any part of the Publix Stock Trust Fund, the income therefrom and the increment thereof in any common or preferred stocks, bonds, mortgages, secured or unsecured notes, secured or unsecured debentures, mutual funds, other securities, or commodities; any common trust fund operated by the Trustee (provided that as long as the Trust has any investments in a common fund available only to pension trusts and profit sharing trusts that meet the requirements of Section 401(a) of the Code, then such common trust fund shall constitute an integral part of this Trust and of the Plan); any guaranteed annuity contracts or segregated investments with insurance companies; or property of any kind or nature whatsoever, real, personal or mixed, including mortgaged real property, without regard to any rule of law or statute designating securities to be held for trust funds; and to hold cash uninvested (or in deposits bearing a reasonable rate of interest, in a bank or other similar institution supervised by the United States or a state, including, if applicable, the Trustee) at any time and from time to time;

                 (c) without limitation on the foregoing, buy and sell listed options and/or sell covered options and repurchase the same;

                 (d) vote upon any stocks, bonds or other securities of any corporation or other issuer held in the Trust (including Employer Securities held pursuant to section 5.1), and otherwise consent to or request any action on the part of such corporation or other issuer, and give general or special proxies or powers of attorneys with or without power of substitution; and

                 (e) become a party to the reorganization, consolidation or merger of any corporation, and for such purposes execute any agreements or consents, or participate in or take any steps to effectuate the same, whether or not any specific plans have been formulated therefor and in connection therewith, deposit any such securities with creditors or stockholders' committees, bodies or other protective groups, and surrender or exchange any such securities for such debentures, certificates, receipts, agreements or proceeds as may be issued or paid by such committees, bodies or groups, or reorganized, consolidated or merged corporations, and generally exercise all the rights and powers, whether herein enumerated or not, as may be lawfully exercised by persons holding similar property in their own right.

         5.4 WRITTEN INSTRUMENTS. The Trustee and each Investment Manager shall make, execute and deliver, as Trustee or Investment Manager, as the case may be, with provisions for no individual liability, all instruments in writing necessary for the exercise of any of the foregoing powers.


                                       9.

                                   ARTICLE VI

                              INVESTMENT MANAGERS

         6.1 APPOINTMENT. The Trustee may appoint one or more Investment Managers to manage all or part of the assets of the Publix Stock Trust Fund that are not invested in Employer Securities; each such appointment shall specify the particular assets of the Publix Stock Trust Fund to be managed by such Investment Manager.

         6.2 WRITTEN ACCEPTANCE. Before any such appointment becomes effective, any Investment Manager so appointed shall accept such designation in writing and, as part of such acceptance, shall acknowledge that it is a fiduciary with respect to the Plan.

         6.3 RESIGNATION AND REMOVAL. The Trustee may at any time remove an Investment Manager acting hereunder, and any Investment Manager acting hereunder may at any time resign, in each case in such manner as may be or may have been agreed by the Trustee and the Investment Manager. The Trustee may appoint any individual, individuals, partnership, corporation or other entity to be a successor Investment Manager hereunder in the place of any removed or resigned Investment Manager.


                                  ARTICLE VII

                     EXPENSES OF ADMINISTRATION OF THE PLAN
                        AND THE PUBLIX STOCK TRUST FUND

         The Company shall bear all expenses of implementing the Plan and this Trust. For its services, any corporate trustee shall be entitled to receive reasonable compensation for the handling of a retirement trust as set forth in a separate agreement with the Company. Any individual Trustee shall be entitled to such compensation as shall be arranged between the Company and such individual Trustee by separate instrument; provided, however, that no person who is already receiving full-time pay from any Employer or any Affiliate shall receive compensation from the Publix Stock Trust Fund (except for the reimbursement of expenses properly and actually incurred). The Company may pay all expenses of the administration of the Publix Stock Trust Fund, including the Trustee's compensation, the compensation of any Investment Manager, the expense incurred by the Plan Administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Publix Stock Trust Fund, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust and any Employer may pay such expenses as relate to Participants employed by such Employer. Any such payment by the Company or an Employer shall not be deemed a contribution to the Plan. Such expenses shall be paid out of the assets of the Publix Stock Trust Fund unless paid or provided for by the Company or another Employer. Notwithstanding


                                      10.

anything contained herein to the contrary, no excise tax or other liability imposed upon the Trustee, the Plan Administrator or anyone else for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust.


                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION

         8.1 LIMITATIONS ON AMENDMENTS. The Plan and this Trust may be amended or terminated by the Company in accordance with the terms of the Plan and this Trust; provided, however, that no such amendment:

                 (a) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of this Trust;

                 (b) shall cause or permit any property held subject to the terms of this Trust to be diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries or for the administration expenses of the Plan Administrator and this Trust;

                 (c) shall reduce any vested interest of a Participant on the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law;

                 (d)      shall reduce the Accounts of any Participant;

                 (e) shall amend any vesting schedule with respect to any Participant who has at least three (3) Years of Service at the end of the election period described below, except as permitted by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than sixty (60) days after the latest of the date the amendment is adopted, the amendment becomes effective or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator; or

                 (f) shall increase the duties or liabilities of the Trustee without its written consent.

         8.2 TERMINATION OR DISCONTINUANCE. Any Employer, in its sole and absolute discretion, may permanently discontinue making contributions under the Plan or may terminate the Plan and this Trust


                                      11.

(with respect to all Employers if it is the Company, or with respect to itself alone if it is an Employer other than the Company), completely or partially, at any time without any liability whatsoever for such permanent discontinuance or complete or partial termination.

         8.3 METHOD OF DISCONTINUANCE. In the event an Employer decides to permanently discontinue making contributions, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. All of the assets in the Publix Stock Trust Fund belonging to the affected Participants on the date of discontinuance specified in such resolutions shall be held, administered and distributed by the Trustee in the manner provided under the Plan and this agreement.

         8.4 METHOD OF TERMINATION. In the event an Employer decides to terminate the Plan and this Trust, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. After payment of all expenses and proportional adjustments of individual accounts to reflect such expenses and other changes in the value of the Publix Stock Trust Fund as of the date of termination, each affected Participant or the beneficiary of any such Participant shall be entitled to receive, in a lump sum, any amount then credited to his Account.


                                   ARTICLE IX

                              ACCEPTANCE OF TRUST

         The Trustee hereby accepts this trust and agrees to hold all the property now or hereafter constituting the Publix Stock Trust Fund hereunder, subject to all the terms and conditions of this Agreement.


                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 MERGER OR CONSOLIDATION. The Plan and this Trust may not be merged or consolidated with, and the assets or liabilities of the Plan and this Trust may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer of the plan and trust then terminated that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation or transfer if the Plan and this Trust had then terminated.


                                      12.

         10.2    ALIENATION.

                 (a) Except as provided in section 10.2(b) and Article XI of the Plan, no Participant or beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate or otherwise alienate his interest in the Plan or this Trust or any payments to be made hereunder; no benefits, payments, rights or interests of a Participant or a beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish or attach the same for payment of any claim against the Participant or beneficiary of a Participant; and no Participant or beneficiary of a Participant shall have any right of any kind whatsoever with respect to this Trust, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of this Trust, as and when the same respectively are due and payable under the terms of the Plan and this Agreement.

                 (b) Notwithstanding the provisions of section 10.2(a), the Plan Administrator shall direct the Trustee to make payments pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code.

         10.3 GOVERNING LAW. This Agreement and Declaration of Trust shall be administered, construed and enforced according to the laws of the state of Florida, except to the extent such laws have been expressly preempted by federal law.

         10.4 ACTION BY EMPLOYER. Whenever the Company or another Employer under the terms of this Agreement is permitted or required to do or perform any act, it shall be done and performed by the Board of Directors of the Company or such other Employer and shall be evidenced by proper resolution of such Board of Directors certified by the Secretary or Assistant Secretary of the Company or such other Employer.

         10.5 ALTERNATIVE ACTIONS. In the event it becomes impossible for the Company, another Employer, the Plan Administrator or the Trustee to perform any act required by this Agreement, then the Company, such other Employer, the Plan Administrator or the Trustee, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Agreement.

         10.6 GENDER. Throughout this Agreement, and whenever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.


                                      13.

        IN WITNESS WHEREOF, the parties have executed this Agreement this _____ day of October, 1994.

ATTEST:                                          PUBLIX SUPER MARKETS, INC.

         (CORPORATE SEAL)
                                                 By:
- ------------------------------                      ---------------------------
Secretary                                           President

                                                            "COMPANY"

WITNESSES:



- ------------------------------                   ------------------------------
                                                 TINA P. JOHNSON
- ------------------------------
As to Tina P. Johnson                                       "TRUSTEE"


                                      14.

                                   SCHEDULE A


SCHEDULE OF PROPERTY INITIALLY TRANSFERRED PURSUANT TO THE FOREGOING AGREEMENT AND DECLARATION OF TRUST BETWEEN PUBLIX SUPER MARKETS, INC., AS THE COMPANY, AND TINA P. JOHNSON, AS TRUSTEE

                           One share of common stock
                         of Publix Super Markets, Inc.


                 DATED this _____ day of _______________, 1994.


                                             PUBLIX SUPER MARKETS, INC.



                                             By:
                                                ---------------------------
                                                President

                                                        "COMPANY"



                                             ------------------------------
                                             TINA P. JOHNSON

                                                        "TRUSTEE"